[Execution Copy]



                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of October 6, 2004, by and among Natural Health Trends Corp., a Florida corporation, with headquarters located at 12901 Hutton Drive, Dallas, Texas 75234 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company wishes to sell, upon the terms and conditions stated in this Agreement, units ("Units") consisting of (i) one (1) share of the Company's common stock, par value $.001 per share ("Common Stock"), and (ii) one
(1) common stock purchase warrant, in substantially the form attached hereto as Exhibit A (the "Warrants");

         B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Units consisting of (i) the number of shares (the "Common Shares") of Common Stock set forth opposite each Buyer's name in column (3) on the schedule of Buyers attached hereto (the "Schedule of Buyers"), and (ii) the number of Warrants set forth opposite each Buyer's name in column (4) on the Schedule of Buyers (as exercised, the "Warrant Shares");

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         D. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

         E. The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

         NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

         1.       PURCHASE AND SALE OF UNITS.
                  --------------------------

                  (a)      Purchase of Units.
                           -----------------

                           (i)      Units. Subject to the satisfaction (or
waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Units consisting of the Common Shares as is set forth opposite such

Buyer's name in column (3) on the Schedule of Buyers and Warrants to acquire that number of Warrant Shares opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

                           (ii)     Closing. The Closing shall occur at the
offices of Brown Rudnick Berlack Israels LLP, 120 West 45th Street, New York, New York 10036.

                           (iii)    Purchase Price. The purchase price for each
Unit (the "Purchase Price") to be purchased by each such Buyer at the Closing shall be equal to $12.595.

                  (b) The Closing Date. The date and time of the Closing (the "Closing Date") shall be 4 p.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

                  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Units to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall (a) authorize its transfer agent to issue to each Buyer one or more stock certificates (the "Certificates") registered in the name of each Buyer (or in such nominee names as designated by such Buyer) representing the number of Common Shares set forth opposite such Buyer's name on the Schedule of Buyers, and (b) issue the number of Warrants in the name of each Buyer (or in such nominee names as designated by such Buyer) representing the number of Warrants set forth opposite such Buyer's name on the Schedule of Buyers.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.
                  --------------------------------------

                  Each Buyer represents and warrants with respect to only itself that:

                  (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Units and (ii) upon exercise of the Warrants will acquire the Warrant Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

                  (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (f) Hedging Restrictions. Such Buyer and its affiliates shall not purchase, offer, sell (including by effecting any short sale), grant any option for the sale of, transfer or gift any Securities or shares of Common Stock prior to the earlier of (i) the public announcement by the Company of the transactions contemplated by this Agreement, or (ii) the termination of this Agreement in accordance with Section 8 hereof.

                  (g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(q)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (h) Legends. Such Buyer understands that the certificates or other instruments representing the Securities and, until such time as the resale of the Common Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares and Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

                  (i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

                  (k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                  ---------------------------------------------

                  The Company represents and warrants to each of the Buyers that:

                  (a) Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

                  (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, the Warrant and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of the Closing, the Transaction Documents dated after the date hereof and required to have been executed and delivered shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor's rights and remedies.

                  (c) Issuance of Securities. The Units are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the number of shares of Common Stock issuable upon exercise of the Warrants to be issued at the Closing. Upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq OTC Bulletin Board (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

                  (e) Consents. Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

                  (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that to the Company's knowledge no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Avondale Partners, LLC and Sprott Securities (USA) Limited as placement agents (the "Agents") in connection with the sale of the Units. Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Units.

                  (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  (i) SEC Documents; Financial Statements. Since December 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, or in connection with any Closing subsequent to the date hereof, filed prior to the date of such Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  (j)      Absence of Certain Changes. Except as disclosed in
Schedule 3(j), since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2003, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing will not be, Insolvent (as defined below). For purposes of this Section 3(j), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(q)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                  (k) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its

Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

                  (l) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in
Schedule 3(l), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (m) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (n) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

                  (o)      Transactions With Affiliates. Except as set forth on
Schedule 3(o) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(p), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  (p) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 500,000,000 shares of Common Stock, of which as of the date hereof, 5,449,869 are issued and outstanding, 1,225,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 1,200,000 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 1,500,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(p): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and
(ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

                  (q) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(q) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (r) Absence of Litigation. Except for the pending investigation by The Nasdaq Stock Market in connection with the Company's listing application, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3(r).

                  (s) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(s) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (t)      Intellectual Property Rights. Except as set forth in
Schedule 3(t), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. Except as set forth in
Schedule 3(t), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth in Schedule 3(t), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (u)      Environmental Laws. The Company and its Subsidiaries
(i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (v) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

                  (w)      Tax Status. The Company and each of its Subsidiaries
(i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (x) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

         4.       COVENANTS.
                  ---------

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Units for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Warrant Shares and none of the Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes and not for the (i) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities.

                  (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or on Form 10-KSB, as applicable, its Quarterly Reports on Form 10-Q or Form 10-QSB, as applicable, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act.

                  (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the primary national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                  (g) Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                  (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and each Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                  (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the fourth Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of each of the Warrants, and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents.

                  (j) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable upon exercise of the Warrants.

                  (k) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

         5.       REGISTER; TRANSFER AGENT INSTRUCTIONS.
                  -------------------------------------

                  (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Units), a register for the Units, in which the Company shall record the name and address of the Person in whose name the Units have been issued (including the name and address of each transferee), the number of Common Shares and Warrants held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

                  (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in the form of Exhibit C attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
                  ----------------------------------------------

                  (a) Closing Date. The obligation of the Company hereunder to issue and sell the Units to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                           (i)      Such Buyer shall have executed each of the
Transaction Documents to which it is a party and delivered the same to the Company.

                           (ii)     Such Buyer and each other Buyer shall have
delivered to the Company the Purchase Price for the Units being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           (iii)    The representations and warranties of such
Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
                  -------------------------------------------------

                  (a) Closing Date. The obligation of each Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                           (i)      The Company shall have executed and
delivered to such Buyer (i) each of the Transaction Documents and (ii) the Warrants (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

                           (ii)     The Company shall have delivered to such
Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent; provided however, that the Company shall deliver to each Buyer the original of such Certificates representing the Common Shares purchased by such Buyer within four (4) business days following the Closing Date.

                           (iii)    Such Buyer shall have received the opinion
of Brown Rudnick Berlack Israels LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

                           (iv)     The Company shall have delivered to such
Buyer a certificate evidencing the incorporation and good standing of the Company and each of its U.S. Subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation, as of a date within 10 days of the Closing Date.

                           (v)      The Company shall have delivered to such
Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of Texas, as of a date within 10 days of the Closing Date.

                           (vi)     The Company shall have delivered to such
Buyer a copy of the Articles of Incorporation as certified by the Secretary of State of the State of Florida within 10 days of the Closing Date.

                           (vii)    The Company shall have delivered to such
Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer (the "Resolutions"), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

                           (viii)   The representations and warranties of the
Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

                           (ix)     The Company shall have obtained all
governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units.

         8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

         9.       MISCELLANEOUS.
                  -------------

                  (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of the Common Shares representing at least a majority of the Common Shares, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Common Shares, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Common Shares, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Units then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, or holders of Units, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Natural Health Trends Corp.
                  12901 Hutton Drive
                  Dallas, Texas  75234
                  Telephone:    (972) 241-6525
                  Facsimile:    (972) 243-5430
                  Attention:    Chief Financial Officer

                  with a copy to:

                  Brown Rudnick Berlack Israels LLP
                  120 West 45th Street
                  New York, New York  10036
                  Telephone:    (212) 209-4812
                  Facsimile:    (212) 704-0196
                  Attention:    Alan N. Forman, Esq.

         If to the Transfer Agent:

                  Continental Stock Transfer and Trust Company
                  17 Battery Place
                  New York, NY 10004
                  Telephone:    (212) 509-4000
                  Facsimile:    (212) 516-7616
                  Attention:    Roger Bernhammer

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Units. A Buyer may not assign some or all of its rights hereunder without the prior written consent of the Company.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  (i)      Survival. Unless this Agreement is terminated under
Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and out-of-pocket expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

                  (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                  (n) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                  BUYERS:
NATURAL HEALTH TRENDS CORP.               BURLINGAME ASSET MANAGEMENT, LLC



By: /s/ MARK D. WOODBURN                  By: /s/ ELDAR BRODSKI
    ----------------------------------        ----------------------------------
    Name:  Mark D. Woodburn                   Name:  Eldar Brodski
    Title: President                          Title: Analyst


                                          ARROW CLOCKTOWER
                                          CLOCKTOWER PARTNERS, L.P.
                                          STIRLING CAPITAL PARTNERS, G.P.
                                          STEPHEN P. & ANNE RADAR LIVING TRUST



                                          By: /s/ DAVID BENWELL
                                              ----------------------------------
                                              Name:  David Benwell
                                              Title: General Partner


                                          MILLENIUM PARTNERS, L.P.



                                          By: /s/ TERRY FEENEY
                                              ----------------------------------
                                              Name:  Terry Feeney
                                              Title: Chief Operating Officer


                                          CASCADE CAPITAL PARTNERS, L.P.
                                          CASCADE CAPITAL PARTNERS, II, L.P.



                                          By: /s/ JOSEPH E. SWEENEY, III
                                              ----------------------------------
                                              Name:  Joseph E. Sweeney, III
                                              Title: Manager of Gryphon Capital
                                                      Management
                                                     General Partner of Cascade
                                                      Capital Partners, L.P.


                                          By: /s/ JAMES G. BAKER, III
                                              ----------------------------------
                                              Name:  James G. Baker, III

                                          MMCAP INTERNATIONAL INC


                                          By: /s/ BEN CUBITT
                                              ----------------------------------
                                              Name:   Ben Cubitt
                                              Title:  Associate


                                          BTR GLOBAL GROWTH TRADING LIMITED
                                          BTR GLOBALOPPORTUNITY TRADING LTD.


                                          By: /s/ DANNY GUY
                                              ----------------------------------
                                              Name:   Danny Guy
                                              Title:  Director


                                          AVONDALE PARTNERS, LLC


                                          By: /s/ R. PATRICK SHEPARD
                                              ----------------------------------
                                              Name:   R. Patrick Shepard
                                              Title:  Sr. Managing Director


                                              /s/ SIR BRIAN WOLFSON
                                              ----------------------------------
                                              Name:   Sir Brian Wolson


                                              /s/ TERRY LACORE
                                              ----------------------------------
                                              Name:   Terry LaCore


                                              /s/ ROBERT HESSE
                                              ----------------------------------
                                              Name:   Robert Hesse


                                              /s/ MARK WOODBURN
                                              ----------------------------------
                                              Name:   Mark Woodburn


                                              /s/ CHRIS SHARNG
                                              ----------------------------------
                                              Name:   Chris Sharng


                                              /s/ JOHN F. CAVANAUGH
                                              ----------------------------------
                                              Name:   John F. Cavanaugh

                               SCHEDULE OF BUYERS




           (1)                               (2)                    (3)               (4)                     (5)






                                                                 Aggregate         Aggregate
                                                                 Number of         Number of          Legal Representative's
          Buyer                            Address             Common Shares     Warrant Shares    Address and Facsimile Number
-------------------------------------------------------------------------------------------------------------------------------

Acuity Global Equity Fund                                           2,400             2,400

Acuity Clean Environment Science                                      900               900
& Technology

Acuity Social Values Global                                         6,000             6,000
Equity Fund

Acuity Clean Environment Balanced                                  20,000            20,000
Fund

Acuity Clean Environment Global                                    11,000            11,000
Equity Fund

Acuity Clean Environment Equity                                    35,000            35,000
Fund

Acuity Pooled Environment Science                                     300               300
& technology Fund

Acuity Pooled Global Balanced Fund                                    200               200

Acuity Pooled Global Equity Fund                                    2,000             2,000

Acuity Pooled Venture Fund                                          1,000             1,000

Acuity NT Special Equity Fund                                      25,000            25,000

MMI Group Inc.                                                    103,000           103,000




           (1)                               (2)                    (3)               (4)                     (5)






                                                                 Aggregate         Aggregate
                                                                 Number of         Number of          Legal Representative's
          Buyer                            Address             Common Shares     Warrant Shares    Address and Facsimile Number
-------------------------------------------------------------------------------------------------------------------------------

Barry Gruman                                                      119,000           119,000

Burlingame Asset Management LLC                                    23,800            23,800

Front Street Investment                                            51,600            51,600
Management Inc.

Arrow Clocktower                                                   10,000            10,000

Clocktower Partners L.P.                                           23,000            23,000

Stirling Capital Partners, G.P.                                    17,500            17,500

Stephen P. & Anne Radar Living                                     12,500            12,500
Trust

Epic Limited Partnership                                            7,920             7,920

Epic Limited Partnership II                                         7,920             7,920

Millenium Partners, L.P.                                            3,960             3,960

Goodwood Fund                                                      63,427            63,427

Arrow Goodwood Fund                                                40,341            40,341

Goodwood Fund 2.0                                                   4,998             4,998

KBSH Goodwood Fund                                                  3,213             3,213

Goodwood Capital Fund                                               7,021             7,021

Cascade Capital Partners, L.P.                                    149,178           149,178

Cascade Capital Partners II, L.P.                                   9,522             9,522



           (1)                               (2)                    (3)               (4)                     (5)






                                                                 Aggregate         Aggregate
                                                                 Number of         Number of          Legal Representative's
          Buyer                            Address             Common Shares     Warrant Shares    Address and Facsimile Number
-------------------------------------------------------------------------------------------------------------------------------

J. Zechner Associates Inc.                                          6,000             6,000

James G. Baker, III                                                 7,900             7,900

John Gildner                                                       79,000            79,000

K2 Principal Fund LP                                               20,600            20,600

MMCap International Inc.                                           59,500            59,500

Altairis Investments Limited                                        8,240             8,240
Partnership

Altairis Offshore c/o Citco Fund                                   94,760            94,760
Services (Cayman Islands) Ltd.

Rick Durst                                                         60,000            60,000

BTR Global Growth Trading Ltd                                      78,540            78,540

BTR Global Opportunity Trading                                     40,460            40,460
Ltd.

Clara Serruya                                                      79,000            79,000

Avondale Partners LLC                                              22,500            22,500


Sir Brian Wolfson                                                   1,984             1,984

Terry LaCore                                                        1,984             1,984

Robert Hesse                                                        1,984             1,984

Mark Woodburn                                                       1,984             1,984

Chris Sharng                                                        1,984             1,984

John F. Cavanaugh                                                   1,984             1,984

Sprott Securties Ltd                                               19,800            19,800

Scott Lamacraft                                                    19,800            19,800

                                    EXHIBITS
                                    --------



Exhibit A         Form of Common Stock Purchase Warrant
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Irrevocable Transfer Agent Instructions
Exhibit D         Form of Company Counsel Opinion

                                    SCHEDULES
                                    ---------

Schedule 3(a)              Subsidiaries
Schedule 3(e)              Consents
Schedule 3(j)              Absence of Certain Changes
Schedule 3(l)              Conduct of Business; Regulatory Permits
Schedule 3(o)              Transactions with Affiliates
Schedule 3(p)              Capitalization
Schedule 3(q)              Indebtedness and Other Contracts
Schedule 3(r)              Litigation
Schedule 3(s)              Title
Schedule 3(t)              Intellectual Property

                                                                        EXHBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                           NATURAL HEALTH TRENDS CORP.

                      FORM OF COMMON STOCK PURCHASE WARRANT

Warrant No.  : _______
Number of Shares: ____________
Date of Issuance: October 6, 2004 ("Issuance Date")

         Natural Health Trends Corp., a Florida corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INSERT NAME OF BUYER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Common Stock Purchase Warrant (including all Common Stock Purchase Warrants issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), _________________ (____) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13. This Warrant is one of the Common Stock Purchase Warrants (the "SPA Warrants") issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, or (ii) Article 3 of that certain Subscription Agreement, each dated as of October 6, 2004 (the "Subscription Date"), among the Company and the investors (the "Buyers") referred to therein (the "Purchase Agreements").

         1.       EXERCISE OF WARRANT.

         (a) MECHANICS OF EXERCISE. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as EXHIBIT A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the tenth Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

         (b) EXERCISE PRICE. For purposes of this Warrant, "Exercise Price" means $12.47, subject to adjustment as provided herein.

         2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

         (a) ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         3.       PURCHASE RIGHTS; FUNDAMENTAL TRANSACTION.

         (a)      PURCHASE RIGHTS. In addition to any adjustments pursuant to
Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the holder of this Warrant in exchange therefor, a warrant substantially identical in form and substance to this Warrant, except that there shall be issuable upon exercise of such warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. Provisions made pursuant to this Section shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

         4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, as amended or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) will, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

         5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder, of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as a holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         6.       REISSUANCE OF WARRANTS.

         (a) TRANSFER OF WARRANT. The Holder may transfer this Warrant and the rights hereunder only in accordance with applicable securities laws. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

         (b) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

         (c) WARRANT EXCHANGEABLE FOR MULTIPLE WARRANTS. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

         (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

         7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price or number of Warrant Shares or number or kind of securities purchasable upon exercise of this Warrant, setting forth in reasonable detail, and certifying, the facts requiring such adjustment and the calculation of such adjustment and (ii) prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

         8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

         9. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

         11. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant or any other Transaction Document (as defined in the Purchase Agreements), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         12. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to applicable securities laws; provided however, in no event shall the Holder effect a public distribution of this Warrant without the prior written consent of the Company which consent maybe withheld in the Company's sole discretion.

         13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

         (a) "COMMON STOCK" means (i) the Company's common stock, par value $.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         (b) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

         (c) "EXPIRATION DATE" means the date sixty months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

         (d) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (except for a migratory merger pursuant to which the Company changes its state of incorporation), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination).

         (e) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (f) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

         (g) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

         (h) "PRINCIPAL MARKET" means the principal exchange or market on which the Common Stock is listed and trades, which initially is the OTC Bulletin Board.

         (i) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement by and among the Company and the Buyers.

         (j) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding.

         (k) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.


         IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

                                             NATURAL HEALTH TRENDS CORP.


                                             By:
                                                 -------------------------------
                                                 Name:  Mark D. Woodburn
                                                 Title: President

                                    EXHIBIT A


                                 EXERCISE NOTICE
            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON STOCK

                           NATURAL HEALTH TRENDS CORP.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Natural Health Trends Corp., a Florida corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $________ in immediately available funds to the Company in accordance with the terms of the Warrant.

         2. Accredited Investor. The Holder is an "accredited investor" as defined in Rule 501(c) under the Securities Act of 1933, as amended.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder _______ Warrant Shares in accordance with the terms of the Warrant.



Date: _______________ __, ______


Name of Registered Holder


By:
    -------------------------------
    Name:
    Title:

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 6, 2004 from the Company and acknowledged and agreed to by Continental Stock Transfer and Trust Company.




                                             NATURAL HEALTH TRENDS CORP.


                                             By:
                                                 -------------------------------
                                                 Name:  Mark D. Woodburn
                                                 Title: President

                                                                       EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT



                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 6, 2004, by and among Natural Health Trends Corp. a Florida corporation, with headquarters located at 1201 Hutton Drive, Dallas, Texas 75234 (the "Company"), and the undersigned buyers (each, a "Buyer" and collectively, the "Buyers").

                  WHEREAS:

                  A. In connection with (i) the Securities Purchase Agreement and (ii) the Subscription Agreements, by and among the Company and the parties hereto of even date herewith (the "Purchase Agreements"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreements, to issue and sell to each Buyer units ("Units") consisting of (i) shares (the "Common Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) common stock purchase warrants (the "Warrants") exercisable for shares of Common Stock (the "Warrant Shares");

                  B. To induce the Buyers to execute and deliver the Purchase Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

                  1.       Definitions.
                           -----------

                  As used in this Agreement, the following terms shall have the following meanings:

                           a.       "Business Day" means any day other than
Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           b.       "Investor" means a Buyer, any transferee or
assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                           c.       "Person" means an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

                           d.       "register," "registered," and "registration"
refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

                           e.       "Registrable Securities" means (i) the
Common Shares included in the Units, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, and (iii) any shares of capital stock issued or issuable with respect to the Common Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

                           f.       Registration Statement" means a registration
statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

                           g.       "Rule 415" means Rule 415 under the 1933 Act
or any successor rule providing for offering securities on a continuous or delayed basis.

                           h.       "SEC" means the United States Securities and
Exchange Commission.

                  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreements.

                  2.       Registration.
                           ------------

                           a.       Initial Mandatory Registration. The Company
shall prepare, and, as soon as practicable but in no event later than 60 days after the Closing Date (as defined in the Purchase Agreements) (the "Filing Deadline"), file with the SEC the Registration Statement on Form S-1 covering the resale of all Registrable Securities. The Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the "Selling Stockholders" section in substantially the form attached hereto as Exhibit B and the "Plan of Distribution" section attached hereto as Exhibit B. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 180 days after the Closing Date (the "Effectiveness Deadline").

                           b.       Allocation of Registrable Securities. The
initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such

Investors which are covered by such Registration Statement. The Company may include Company securities held by other security holders on any Registration Statement without the prior written consent of Buyers.

                           c.       Legal Counsel. Subject to Section 5 hereof,
the Buyers holding at least a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Bass Berry & Sims PLC, or such other counsel as thereafter designated by the holders of at least a majority of the Registrable Securities. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                           d.       Effect of Failure to File and Obtain and
Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before the Effectiveness Deadline or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(l)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock), then, as full and entire relief for any damages to any holder by reason of any such delay in or reduction of its ability to sell any Registrable Securities, the Company shall pay to each holder of Registrable Securities an amount in cash equal to the product of (i) the Purchase Price paid by such Buyer (as such term is defined in the Purchase Agreements) multiplied by
(ii) 0.005. The payment to which a holder shall be entitled pursuant to this
Section 2(d) is referred to herein as a "Registration Delay Payment." A Registration Delay Payment shall be paid on the last day of the calendar quarter during which such Registration Delay Payment is incurred. In the event the Company fails to make a Registration Delay Payment in a timely manner, such Registration Delay Payment shall bear interest at the rate of 10% per annum until paid in full. A Registration Delay Payment due and owing by the Company to an Investor shall be Investor's sole remedy for a breach by the Company of its obligations under Section 2 of this Agreement.

                  3.       Related Obligations.
                           -------------------

                  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                           a.       The Company shall submit to the SEC, within
ten (10) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period").

                           b.       The Company shall prepare and file with the
SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                           c.       The Company shall (A) permit Legal Counsel
to review and comment upon (i) a Registration Statement at least five (5) days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

                           d.       The Company shall furnish to each Investor
whose Registrable Securities are included in any Registration Statement, without charge, (i) upon the effectiveness of any Registration Statement, five (5) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (ii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                           e.       The Company shall use its best efforts to
(i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                           f.       The Company shall notify Legal Counsel and
each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(l), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                           g.       The Company shall use its best efforts to
prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                           h.       The Company shall hold in confidence and not
make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                           i.       The Company shall cooperate with the
Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                           j.       The Company shall use its best efforts to
comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                           k.       Within five (5) Business Days after a
Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

                           l.       Notwithstanding anything to the contrary
herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed forty-five (45) consecutive days (an "Allowable Grace Period") and during any three hundred sixty-five (365) day period there shall be no more than two (2) Allowable Grace Periods.

                  4.       Obligations of the Investors.
                           ----------------------------

                           a.       At least seven (7) Business Days prior to
the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                           b.       Each Investor, by such Investor's acceptance
of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                           c.       Each Investor agrees that, upon receipt of
any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Purchase Agreements in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

                  5.       Expenses of Registration.
                           ------------------------

                  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $5,000 for the Registration Statement.

                  6.       Indemnification.
                           ---------------

                  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                           a.       To the fullest extent permitted by law, the
Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                           b.       In connection with any Registration
Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                           c.       Promptly after receipt by an Indemnified
Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least two-thirds in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                           d.       The indemnification required by this Section
6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                           e.       The indemnity agreements contained herein
shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                  7.       Contribution.
                           ------------

                  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of

Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

                  8.       Reports Under the 1934 Act.
                           --------------------------

                  With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           a.       make and keep public information available,
as those terms are understood and defined in Rule 144;

                           b.       file with the SEC in a timely manner all
reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under
Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                           c.       furnish to each Investor so long as such
Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  9.       Assignment of Registration Rights.
                           ---------------------------------

                  The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreements, as applicable.

                  10.      Amendment of Registration Rights.
                           --------------------------------

                  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

                  11.      Miscellaneous.
                           -------------

                           a.       A Person is deemed to be a holder of
Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

                           b.       Any notices, consents, waivers or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                             Natural Health Trends Corp.
                             12901 Hutton Drive
                             Dallas, Texas  75234
                             Telephone:   (972) 241-6525
                             Facsimile:   (972)243-5430
                             Attention:   Chief Financial Officer

                             with a copy to:

                             Brown Rudnick Berlack Israels LLP
                             120 West 45th Street
                             New York, New York  10036
                             Telephone:   (212) 209-4812
                             Facsimile:   (212) 704-0196
                             Attention:   Alan N. Forman, Esq.

                           If to Legal Counsel:

                             Bass Berry & Sims PLC
                             315 Deaderick Street
                             Nashville, TN 37238
                             Telephone:   (615) 742-6253
                             Facsimile:   (615) 742-2753
                             Attention:   J. Page Davidson, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                           c.       Failure of any party to exercise any right
or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                           d.       All questions concerning the construction,
validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           e.       This Agreement, the Purchase Agreements, the
Warrant and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Warrant and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                           f.       Subject to the requirements of Section 9,
this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                           g.       The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           h.       This Agreement may be executed in identical
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           i.       Each party shall do and perform, or cause to
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           j.       All consents and other determinations
required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Registrable Securities, determined as if all of the Warrants held by Investors then outstanding have been exercised for Registrable Securities.

                           k.       The language used in this Agreement will be
deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                           l.       This Agreement is intended for the benefit
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                   * * * * * *

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                         -------------------------------
                            OF REGISTRATION STATEMENT
                            -------------------------

Continental Stock Transfer and Trust Company
17 Battery Place
New York, NY 10004
Attn:  Roger Bernhammer

                  Re:      Natural Health Trends Corp.
                           ---------------------------


Ladies and Gentlemen:

                  We are counsel to Natural Health Trends Corp., a Florida corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which on October 6, 2004 the Company issued to the Holders units consisting of shares (the "Common Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and common stock purchase warrants ("Warrants") exercisable for shares of Common Stock (the "Warrant Shares"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares and Warrant Shares, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.


                  In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                             Very truly yours,

                                             BROWN RUDNICK BERLACK ISRAELS LLP


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


CC:      [LIST NAMES OF HOLDERS]

                                                                       EXHIBIT B

                              SELLING STOCKHOLDERS

         The shares of common stock being offered by the selling stockholders are shares of common stock, and shares of common stock issuable upon exercise of the warrants which were sold by the Company in a private placement transaction. [Add description of sales by selling stockholders having piggyback registration rights from the MarketVision transaction] For additional information regarding the common shares and warrants, see "Private Placement of Units" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares and warrants, the selling stockholders have not had any material relationship with us within the past three years.

         The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the common shares and warrants, as of _____ __, 200_, assuming exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on warrants exercise.

         The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

         In accordance with the terms of registration rights agreements with the holders of the Company's shares of common stock and warrants, this prospectus generally covers the resale of a number of shares of common stock equal to the number of shares of common stock issued to the selling stockholders plus the number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the warrants may be adjusted for anti-dilution protection, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

         The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                            Maximum Number of Shares
                                 Number of Shares Owned    to be Sold Pursuant to this    Number of Shares Owned
Name of Selling Stockholder        Prior to Offering               Prospectus                 After Offering
---------------------------        -----------------               ----------                 --------------
                                         [___]                       [___]                         [0]

[Other Buyers]                           [___]                       [___]                         [0]

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock owned by the selling stockholders, and the shares of common stock issuable upon exercise of the warrants owned by the selling stockholders, to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

         The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

         o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

         o        in the over-the-counter market,

         o in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

         o through the writing of options, whether such options are listed on an options exchange or otherwise,

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        through the settlement of short sales

         o        pursuant to Rule 144 under the Securities Act;

         o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

         Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                                                       EXHIBIT C

                           TRANSFER AGENT INSTRUCTIONS

                           NATURAL HEALTH TRENDS CORP.

                                 October 6, 2004

Continental Stock Transfer and Trust Company
17 Battery Place
New York, NY 10004
Attention:

Ladies and Gentlemen:

                  Reference is made to that certain Securities Purchase Agreement dated as of October 6, 2004 (the "Agreement"), by and among Natural Health Trends Corp., a Florida corporation (the "Company"), and the respective investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders units ("Units") consisting of one (1) share of common stock of the Company, par value $0.001 per share (the "Common Stock") and one (i) common stock purchase warrant (the "Warrant").

                  (i) This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

                  You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company outside legal counsel that either (i) a registration statement covering resales of the Warrant Shares or the Interest Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) sales of the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act and (b) if applicable, a copy of such registration statement, then within two (2) business days of your receipt of the Exercise Notice, you shall issue the certificates representing the Warrant Shares, and such certificates shall not bear any legend restricting transfer of the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then, the certificates for such Conversion Shares shall bear the following legend:

                       [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE

                       HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF
                       (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                  A form of written confirmation from the Company's outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

                  Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

                  Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (972) 241-6525.

                                             Very truly yours,

                                             NATURAL HEALTH TRENDS CORP.


                                             By:
                                                 -------------------------------
                                                 Name:  Mark D. Woodburn
                                                 Title: President

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ___ day of October, 2004

CONTINENTAL STOCK TRANSFER AND
     TRUST COMPANY



By:
    --------------------------------
    Name:
    Title:

Enclosures

                                                                       EXHIBIT I
                           NATURAL HEALTH TRENDS CORP.
                                EXERCISE WARRANTS

Reference is made to the Common Stock Purchase Warrants (the "Warrants") issued to the undersigned by Natural Health Trends Corp. (the "Company"). In accordance with and pursuant to the Warrant, the undersigned hereby elects to exercise the Warrant for Warrant Shares (as defined in the Warrant), of the Company as of the date specified below.

         Date of Exercise:
                          ------------------------------------------------------

         Aggregate Warrant Shares to be issued:
                                               ---------------------------------


Please confirm the following information:

         Exercise Price:
                        --------------------------------------------------------

         Number of Warrant Shares:
                                  ----------------------------------------------


Please issue the Common Stock into which the Warrant is being exercised in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

         Facsimile Number:
                          ------------------------------------------------------

         Authorization:
                       ---------------------------------------------------------

                  By:
                       ---------------------------------------------------------
                                                Title:

Dated:
      --------------------------------------------------------------------------

         Account Number:
                        --------------------------------------------------------
           (if electronic book entry transfer)

         Transaction Code Number:
                                 -----------------------------------------------
           (if electronic book entry transfer)

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 6, 2004 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

                                             NATURAL HEALTH TRENDS CORP.



                                             By:
                                                 -------------------------------
                                                 Name:   Mark D. Woodburn
                                                 Title:  President

                                   EXHIBIT II

                         FORM OF NOTICE OF EFFECTIVENESS
                         -------------------------------
                            OF REGISTRATION STATEMENT
                            -------------------------

Continental Stock Transfer and Trust Company
17 Battery Place
New York, NY 10004
Attn:

                  Re:      Natural Health Trends Corp.
                           ---------------------------


Ladies and Gentlemen:

                  We are counsel to Natural Health Trends Corp., a Florida corporation (the "Company"), and have represented the Company in connection with that certain (i) Securities Purchase Agreement (the "Securities Purchase Agreement") and (ii) Subscription Agreement, each entered into by and among the Company and the respective buyers named therein (collectively, the "Holders") pursuant to which on October 6, 2004 the Company issued to the Holders units consisting of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") and common stock purchase warrants (the "Warrants"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock included in the units and issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.


                  In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                             Very truly yours,

                                             BROWN RUDNICK BERLACK ISRAELS, LLP


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


CC:    [LIST NAMES OF HOLDERS]

                      [Form of Brown Rudnick Legal Opinion]
                                                                       Exhibit D




                                                  October 6, 2004


To:  The Investors Listed on Exhibit A
     Attached Hereto


Ladies and Gentlemen:

         We have acted as special legal counsel to Natural Health Trends Corp., a Florida corporation (the "Company"), in connection with the private offering ("Offering") by the Company of up to 1,367,720 units (the "Units"), each Unit consisting of 1 share of the Company's common stock, $.001 par value (the "Common Stock"), and 1 common stock purchase warrant (the "Warrants"). This opinion letter, including the schedules hereto (the "Opinion Letter"), is being rendered (a) pursuant to (i) Section 7(a)(iii) of that certain Securities Purchase Agreement, dated as of the date hereof, among the Company and the investors signatories thereto (the "Securities Purchase Agreement") and (ii) pursuant to Article 9.2(iii) of that certain Subscription Agreement, dated as of the date hereof, among the Company and the investors signatory thereto (the "Subscription Agreement"; together with the Securities Purchase Agreement, the "Agreements") and (b) in connection with the Company's closing on the sale of 1,367,720 Units consisting of 1,367,720 shares of Common Stock and 1,367,720 Warrants.

         In connection with this Opinion Letter, we have examined the documents listed on Schedule A attached hereto (collectively, the "Documents"). The closing Documents listed in paragraphs (i) through paragraph (iv), inclusive, on Schedule A are referred to herein as the "Transaction Documents".

         We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge", are based solely upon (1) our review of the Documents, (2) such review of published sources of law as we have deemed necessary and (3) facts and matters which have come to the conscious awareness of those attorneys in our firm who have rendered legal services to the Company in connection with the Offering.

         This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule B hereto. In the course of our representation of the Company, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions.

         Our opinions hereafter expressed are limited to the laws of the State of New York and Federal law of the United States of America, except with respect to the opinions hereafter expressed in numbered opinion 1) below as to incorporation, existence and good standing of the Company in the State of Florida for which we have relied exclusively on a certificate listed on Schedule A of the Secretary of State of the State of Florida. To the extent that any Transaction Document provides that it is to be governed by the laws of any jurisdiction other than the State of Florida, our opinions regarding that Transaction Document are being rendered, with your concurrence, as if only the internal laws of the State of Florida were applicable thereto, notwithstanding the governing law provisions of the Transaction Document to the contrary. In addition, we express no opinion with respect to any matters relating to the Company occurring prior to July 30, 2002 and the opinions set forth below are qualified and limited to the extent affected by events of which occurred prior to July 30, 2002.

         The opinion hereafter expressed in numbered opinion 2 with respect to the enforceability of any provisions of the Transaction Documents, or any rights or remedies granted to you under the Transaction Documents, are subject to the general qualifications that such rights and remedies may be subject to and affected by:

         (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over;

         (ii) general principles of equity, including without limitation those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and

         (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

         We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 through 4 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter. In particular, we express no opinion as to the registration and qualification of the Units under the securities or blue sky laws of any state or other jurisdiction in the United States of America or any country other than the United States of America, or as to any requirements of the National Association of Securities Dealers, Inc.

         Without limiting any of the qualifications and limitations set forth in this Opinion Letter, (i) we express no opinion concerning the enforceability of any provisions of the Transaction Documents providing for indemnification, liquidated damages, arbitration, mediation or specific performance; and (ii) with respect to our legal opinion set forth in numbered paragraph 1 below, we have relied exclusively upon a certificate of the Secretary of State of the State of Florida with respect to the incorporation, existence and good standing of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

   1) The Company has been duly incorporated and is validly existing and in good standing in the State of Florida;

   2) Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and the Warrants and the Registration Rights Agreement are the valid and binding obligation of the Company, and enforceable against the Company;

   3) The authorized capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by the Agreements) is as follows: 501,500,000 shares consisting of 500,000,000 shares of Common Stock and 1,500,000 shares of "blank check" Preferred Stock. The (i) shares of Common Stock included in the Units, and (ii) shares of Common Stock issuable upon exercise of the Warrants contained in the Units, have been duly reserved, and when issued and paid for in accordance with the terms of the Agreements and/or Warrants, as the case may be, will be validly issued, fully paid and nonassessable; and

   4) Assuming: (i) that the information provided by the investors in the Agreements is accurate, correct and complete, and (ii) that the placement agents engaged by the Company have complied in all respects with the requirements of the Securities Act of 1933, as amended (the "Act") (and the provisions of Regulation D promulgated under the Act), the issuance and sale of the Units is exempt from the registration requirements of Section 5 under the Act and Regulation D promulgated thereunder;

         This opinion is rendered to you for your benefit in connection with the transactions contemplated by the Agreement and may not be delivered to, or relied upon by, any other party without our prior written consent.

                                             Very truly yours,



                                             Brown Rudnick Berlack Israels LLP

ANF, SPW

                                                                       Exhibit A
                                                                       ---------


                                List of Investors
                                -----------------

                                   SCHEDULE A

                                LIST OF DOCUMENTS
                                -----------------


         In connection with the Opinion Letter to which this Schedule A is attached, we have reviewed the following Documents. However, except as otherwise expressly indicated, we have not reviewed any other documents, instruments or agreements referred to in or listed upon any of the following Documents:

         (i)      the Securities Purchase Agreement;

         (ii)     the Subscription Agreement;

         (iii) the Warrants executed by the Company and issued to each of the Investors;

         (iv) the Registration Rights Agreement dated as of October 6, 2004 by and among the Company and the investors signatory thereto;

         (v) the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Florida and a certificate of the Secretary of the Company that there have been no further amendments thereto;

         (vi) a copy of the By-laws of the Company, as amended, certified by the Secretary of the Company as presently being in effect;

         (vii) The unanimous written consents of the Board of Directors as to approvals given with respect to the Offering, together with a certificate of the Secretary of the Company, certifying (a) as to the resolutions adopted pursuant to the written consents taken, (b) that such resolutions are in full force and effect as of the date hereof, (c) that the same have not been altered, amended or rescinded in any way, and (d) that such resolutions are the only resolutions adopted relating to such matters; as to which we have relied exclusively with respect to the subject matter of such certificate;

         (viii) An electronic confirmation from the Company's Transfer Agent as of a recent date as to the issued and outstanding shares of common stock of the Company, as to which we have relied exclusively with respect to the subject matter thereof;

         (ix) a certificate dated as of October 6, 2004, of the Secretary of State of the State of Florida as to the corporate good standing of the Company and tax status, as to which we have relied exclusively with respect to the subject matter of such certificate;

         (x)      the certificates evidencing the shares of Common Stock;

         (xi)     the confidential purchaser questionnaires;

         (xii) a certificate of the Chief Executive Officer of the Company, as to certain matters related to Regulation D promulgated under the Act, as to which we have relied exclusively with respect to the subject matter of such certificate; and

         (xiii) a certificate of the Secretary of the Company as to the incumbency and signatures of the officers of the Company, as to which we have relied exclusively with respect to the subject matter of such certificate.

                                   SCHEDULE B

                        BROWN RUDNICK BERLACK ISRAELS LLP
                              STANDARD ASSUMPTIONS
                              --------------------


         In rendering legal opinions in third party transactions, Brown Rudnick Berlack Israels LLP makes certain customary assumptions described below:

                  1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the transactions contemplated thereby.

                  2. The Company holds requisite title and rights to any property involved in the transactions contemplated by the Transaction Documents and purported to be owned by it.

                  3. Each person other than the Company has all requisite power and authority and has taken all necessary corporate or other action to enter into those Transaction Documents to which it is a party or by which it is bound, to the extent necessary to make the Transaction Documents enforceable against it.

                  4. Each person other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Company.

                  5. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

                  6. All official public records are accurate, complete and properly indexed and filed.

                  7. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Transaction Documents.

                  8. The conduct of the parties involved in the Offering has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

                  9. Each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction Documents.

                  10. There are no agreements or understandings among the parties involved in the Offering, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Transaction Documents.

                  11. The Company will not in the future take any discretionary action (including a decision not to act) permitted under any Transaction Document that would result in a violation of law or constitute a breach or default under that or any other Transaction Document or court or administrative orders, writs, judgments and decrees that name any Company and are specifically directed to it or its property.

                  12. The Company will obtain all permits and governmental approvals and make all filings not required at the time of the Closing of the Offering but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Offering or performance of the Transaction Documents.

                  13. All parties to or bound by the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

                  14. That there is no legal restriction, no requirement of registration, consent, approval, license or authorization by any governmental authority, no pending judicial proceeding, and no order, writ, injunction or decree of any court or governmental agency, any of which would limit, prescribe or require consent for the undertaking by the investor or any third party or agency in connection with the transactions contemplated by the Transaction Documents, except for consents, approvals, licenses and authorizations that have been obtained;

                  15. An officer of the Company has executed each of the Transaction Documents and the Company has delivered the Transaction Documents with the intent of creating an immediately binding obligation.

                                       2